EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of August 10, 2025, by and between Zymeworks Inc., a Delaware corporation (the “Company”), and Gregory A. Ciongoli (the “Purchaser”).

RECITALS

A. Each of the Company and the Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

B. The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 415,000 shares of common stock (the “Common Stock”), $0.00001 par value per share (the “Securities”), of the Company.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or Canada or any day on which banking institutions in the State of New York or Province of British Columbia are authorized or required by law or other governmental action to close.

“Canadian Authorities” shall mean the securities regulatory authorities in each of the Canadian Jurisdictions.

“Canadian Jurisdictions” shall mean each of the provinces and territories of Canada.

“Canadian Securities Laws” shall mean the applicable rules and regulations under such laws, together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders of the Canadian Authorities in each of the Canadian Jurisdictions.

“Closing” means the closing of the purchase and sale of the Securities pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified, exchanged or changed into.

“Common Stock Purchase Price” means $12.02 per share.

“Common Stock Subscription Amount” means, with respect to the Purchaser, the aggregate amount to be paid for the Securities purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Common Stock Subscription Amount” in United States dollars and in immediately available funds.

“Company” has the meaning set forth in the Preamble.

“Company Letter” has the meaning set forth in Section 3.1.

“Company U.S. Counsel” means Wilson Sonsini Goodrich & Rosati, Professional Corporation.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“DTC” has the meaning set forth in Section 4.1(c).

“Environmental Laws” has the meaning set forth in Section 3.1(bb).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Health Care Authorizations” has the meaning set forth in Section 3.1(jj).

“Health Care Laws” has the meaning set forth in Section 3.1(jj).

“Indemnified Person” has the meaning set forth in Section 4.7.

“Intellectual Property” has the meaning set forth in Section 3.1(p).

“Investment Company Act” has the meaning set forth in Section 3.1(v).

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

“Material Adverse Effect” has the meaning set forth in Section 3.1(b).

“Money Laundering Laws” has the meaning set forth in Section 3.1(ii).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Outside Date” means the thirtieth day following the date of this Agreement.

“Permits” has the meaning set forth in Section 3.1(n).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the shares of Common Stock are primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be The Nasdaq Stock Market LLC.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Registrar” has the meaning set forth in Section 2.2(a)(iv).

“Regulation S-X” has the meaning set forth in Section 3.1(i).

“Regulatory Authorities” has the meaning set forth in Section 3.1(hh).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sanctions” has the meaning set forth in Section 3.1(gg).

“Sanctioned Country” has the meaning set forth in Section 3.1(gg).

“Sanctioned Persons” has the meaning set forth in Section 3.1(gg).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.1(s).

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(ii).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiaries” means the direct or indirect subsidiaries of the Company.

“Threshold Amount” means 19.99% of the outstanding shares of Common Stock or the voting power of the Company.

“Trading Affiliate” has the meaning set forth in Section 3.2(i).

“Trading Day” means (i) a day on which the shares of Common Stock are listed or quoted and traded on the Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the shares of Common Stock are not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the shares of Common Stock are not quoted on any Trading Market, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the shares of Common Stock are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the shares of Common Stock are listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 150 Royall Street, Canton, MA 02021, or any successor transfer agent for the Company.

“Treasury” has the meaning set forth in Section 3.2(r).

“USPTO” has the meaning set forth in Section 3.1(p).

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 415,000 shares of Common Stock.

(b) Closing. The Closing of the purchase and sale of the Securities shall take place remotely, via the exchange of documents and signatures, on the Closing Date.

(c) Form of Payment. Except as may otherwise be agreed to by the Company and the Purchaser, on the Closing Date, the Purchaser shall, upon the satisfaction or waiver (as applicable) of the conditions contained in Sections 2.2(a) and 5.1, wire the Common Stock Subscription Amount, in United States dollars and in immediately available funds, to the Company pursuant to wire instructions previously provided by the Company to the Purchaser prior to the date of this Agreement, and upon receipt of such wire and the satisfaction or waiver (as applicable) of the conditions contained in Sections 2.2(b) and 5.2, the Company shall issue to the Purchaser the number of shares of Common Stock the Purchaser is purchasing as set forth on the Purchaser’s signature page to this Agreement next to the heading “Shares of Common Stock to be Acquired”, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof). A book entry notation (or certificate, as applicable) evidencing the shares of Common Stock so issued shall be delivered to the Purchaser by the Company within one (1) Business Day after the Closing.

2.2 Closing Deliveries. (a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the Company’s certificate of incorporation and bylaws and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit C;

(iii) the Officer’s Certificate referred to in Section 5.1(i);

(iv) a certificate evidencing the good standing of the Company issued by the Secretary of State of the State of Delaware (the “Registrar”), as of a date within five (5) Business Days of the Closing Date; and

(v) the certificate of incorporation of the Company, as certified by the Registrar, as of a date within five (5) Business Days of the Closing Date.

(b) On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by the Purchaser;

(ii) the Common Stock Subscription Amount, in United States dollars and in immediately available funds, by wire transfer to the Company, which amount must be wired on the Closing Date; and

(iii) a fully completed and duly executed Accredited Investor Questionnaire, satisfactory to the Company, and Book-Entry Questionnaire in the forms attached hereto as Exhibits A and B, respectively, which Accredited Investor Questionnaire and Book-Entry Questionnaire must be received by the Company at a time mutually agreed upon by the Company and such Purchaser.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as disclosed in the SEC Reports and in the letter delivered to the Purchaser by the Company on the date of this Agreement (the “Company Letter”), the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser:

(a) Subsidiaries. The Company does not own or Control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(b) Organization and Qualification. The Company and each of its Subsidiaries have been duly organized, are validly existing as corporations or limited liability entities and are in good standing under the laws of their respective jurisdictions of organization, except where the failure to be so duly organized, validly existing and in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). The Company and each of its Subsidiaries are, and will be, duly licensed or qualified as a foreign corporation for the transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the SEC Reports, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with the consummation of the transactions contemplated hereby (a “Material Adverse Effect”); provided, however, that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S., Canadian or global economies or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by the Transaction Documents, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with the Transaction Documents.

(c) Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations contemplated by each of the Transaction Documents to which it is a party. Each of the Transaction Documents to which the Company is a party has been duly and validly authorized, executed and delivered by the Company.

(d) No Conflicts. The issue and sale of the Securities, the execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the certificate of incorporation or bylaws (or similar organizational documents) of the Company or any of its Subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), for such conflicts, breaches, violations, liens, charges, encumbrances or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Filings, Consents and Approvals. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets is required for the issue and sale of the Securities, the execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, (ii) filings required by applicable federal, state, provincial, or foreign securities laws (including filings under Canadian Securities Laws), (iii) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Securities and the listing of the Securities for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iv) the filings required in accordance with Section 4.4 of this Agreement and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly authorized and validly issued, free and clear of all liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g) Capitalization. The authorized, issued and outstanding shares of the Company are as set forth in the Company’s most recent SEC Filing as of the date indicated therein (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the most recent SEC Filing or pursuant to the exercise of convertible securities or options referred to in the most recent SEC Filing). The outstanding share capital of the Company has been duly authorized and validly issued and is fully paid and non-assessable.

(h) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, a failure that would prevent any Purchaser from using Rule 144 to resell any Securities). As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(i) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the SEC Reports comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act (“Regulation S-X”) and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as noted therein). There are no financial statements (historical or pro forma) that are required to be included in the SEC Reports that are not so included as required. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) Material Changes. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements included in the SEC Reports, and, except as disclosed in a subsequent SEC Report filed prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than pursuant to employee benefit plans, qualified stock option plans or other equity compensation plans or arrangements existing on the date hereof and disclosed in the SEC Reports), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its share capital; and since such date, except as disclosed in the SEC Reports, there has not been any change in the share capital, long-term debt, net current assets or short-term debt of the Company or any of its Subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), prospects, results of operations, stockholders’ equity, properties, management or business of the Company and its Subsidiaries taken as a whole.

(k) Litigation. Except as disclosed in the SEC Reports, there are no legal or governmental Proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that, if determined adversely to the Company, would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents; and to the Company’s knowledge, no such Proceedings are threatened or contemplated by governmental authorities or others.

(l) No Labor Dispute; Compliance with Labor Laws. No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(m) No Default. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries (i) is in violation of its certificate of incorporation or bylaws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party, by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations, clearances, approvals, registrations, exemptions, licenses or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the SEC Reports (“Permits”), and all such Permits are valid, current and in full force and effect, except where the failure to so possess or be valid, current and in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of Proceedings relating to the revocation or material restriction of, or non-compliance with, any such certificate, authorization or permit. Neither the Company nor any of its Subsidiaries has received any notice of Proceedings relating to the revocation or material restriction of any Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. The Company has not received any written notice denying, revoking or modifying any “approved enterprise,” “benefited enterprise” or “preferred enterprise” status with respect to any of the Company’s facilities or operations.

(o) Ownership or Lease. Each of the Company and each of its Subsidiaries owns or leases all such personal property (other than with respect to Intellectual Property Rights (as defined below) which is addressed exclusively in Section 3.1(p) as are necessary to the conduct of its operations as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(p) Intellectual Property. Except as disclosed in the SEC Reports, the Company and its Subsidiaries own, possess, license, have other rights to use or, to the knowledge of the Company, could acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed to be conducted in the SEC Reports, except where such failure to own, possess or acquire such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property owned by the Company and its Subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part. To the Company’s knowledge, except as disclosed in the SEC Reports, there are no unreleased liens or security interests that have been filed against the Intellectual Property owned by the Company and its Subsidiaries. To the Company’s knowledge, except as set forth in the SEC Reports, or as would not reasonably be expected to have a Material Adverse Effect, (a) there are no rights of third parties to any Intellectual Property owned by the Company; (b) there is no material infringement by third parties of any issued United States patents owned or licensed by the Company; (c) there is no pending or threatened action, suit, Proceeding or claim by others in writing challenging the Company’s rights in or to any Intellectual Property owned by the Company; (d) there is no pending or threatened action, suit, Proceeding or claim by others in writing challenging the validity or scope of any Intellectual Property owned by the Company; (e) there is no pending or threatened action, suit, Proceeding or claim by others in writing that (i) the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others or (ii) the Company would, upon the commercialization of any product or service set forth in the SEC Reports according to the Company’s current commercial plans, infringe, misappropriate, or otherwise violate any valid claim of an issued United States patent, or any trademark, copyright, or trade secret of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, Proceeding or claim which could reasonably be expected to result in a Material Adverse Effect; (f) the Company and its Subsidiaries have disclosed to the U.S. Patent and Trademark Office (“USPTO”) all information relevant to the patentability of all issued United States patents and pending patent applications included in the Intellectual Property in accordance with 37 C.F.R. Section 1.56, and have not made any misrepresentation or concealed any information from the USPTO in any of the issued United States patents or pending patent applications included in the Intellectual Property, or in connection with the prosecution thereof, in violation of 37 C.F.R. Section 1.56; (g) except as set forth in the SEC Reports, the Company is not aware of any employee of the Company or any of its Subsidiaries being or having ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries. All licenses to which the Company is a party relating to the Intellectual Property are in full force and effect and the Company is not in violation of any term of such license except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The product candidates described in the SEC Reports as under development by the Company or its Subsidiaries fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or its Subsidiaries.

(q) Insurance. Except in each case as could not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgement, prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; (iv) there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; (v) neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and (vi) neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(r) Internal Accounting Controls. The Company and each of its Subsidiaries maintain internal accounting controls designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, as of the date of the most recent balance sheet of the Company and its consolidated subsidiaries, there were no material weaknesses in the Company’s internal controls.

(s) Sarbanes-Oxley Compliance. The Company has taken all reasonably necessary actions to maintain compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply.

(t) No Other Brokers. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against any of them for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(u) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaire provided by the Purchaser, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents. Assuming the making and the obtaining of the Required Approvals, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and will not be, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described in Section 4.6, required to register as an “investment company” (within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”)).

(w) Registration Rights. Except as disclosed in the SEC Reports, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person.

(x) Exchange Act Registration and Listing of the Common Stock. The Company’s shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and listed on the Principal Trading Market; the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act or delisting the shares of Common Stock from the Principal Trading Market, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.

(y) Disclosure. The Company confirms that it has not provided, and to the knowledge of the Company, none of its officers or directors nor any other Person acting on its or their behalf has provided, the Purchaser or Purchaser’s respective agents or counsel with any information that it believes constitutes material, non-public information regarding the Company or its Subsidiaries except (i) insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in a Current Report on Form 8-K as contemplated by Section 4.4 hereof, (ii) to the Purchaser, prior to such disclosure, that has executed a written agreement regarding the confidentiality and use of such information or (iii) as disclosed in the Company Letter. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

(z) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the knowledge of the Company, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration afforded by Section 4(a)(2) of the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Tax Matters. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions (except where the failure to file would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable (except for any such assessment, fine or penalty that is currently being contested in good faith or as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

(bb) Environmental Matters. Except as disclosed in the SEC Reports, the Company and each of its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), and (ii) have not received written notice of any actual or potential liability under any Environmental Law, except in the case of clause (i) or (ii) where such non-compliance, violation, liability or other obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(cc) No General Solicitation. The Company has not offered or sold any of the Securities by any form of general solicitation or general advertising.

(dd) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its Subsidiaries have instituted and maintain policies and procedures to comply therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(ee) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Regulation M Compliance. The Company and its Controlled affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(gg) OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries (i) is, or is Controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by Canada or the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years, nor does the Company or any of its Subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(hh) Clinical Trials. The clinical and pre-clinical trials conducted by or on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the SEC Reports or the results of which are referred to in the SEC Reports, were and, if still pending, are being conducted in accordance with all applicable statutes, rules and regulations of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312, and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the SEC Reports of the results of such studies and trials are accurate and complete and fairly present the data derived from such trials; the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise render the results described or referred to in the SEC Reports false or misleading; the Company and its Subsidiaries have each operated and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company, nor any of its Subsidiaries, has received any written notices, correspondence or other communication from the Regulatory Authorities or any governmental authority which threatens the termination or suspension of any clinical or pre-clinical trials that are described in the SEC Reports or the results of which are referred to in the SEC Reports, and, to the knowledge of the Company, there are no reasonable grounds for same.

(ii) Anti-Money Laundering Compliance. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) Compliance with Applicable Laws and Regulations. Except as disclosed in the SEC Reports, the Company and its Subsidiaries, to the extent applicable, (i) are and at all times have been in compliance with all statutes and regulations applicable to the ownership, research, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Public Health Service Act (42 U.S.C. § 201 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal false statements law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the exclusion law (42 U.S.C. § 1320a-7), all criminal laws relating to health care fraud and abuse, including without limitation 18 U.S.C. §§ 286, 287, 1035, 1347 and 1349, Title XVIII of the Social Security Act regarding the Medicare program (42 U.S.C. § 1395 et seq.) and Title XIX of the Social Security Act regarding the Medicaid program (42 U.S.C. § 1396 et seq.), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C §§ 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C §§ 17921 et seq.), and the Patient Protection and Affordable Care Act of 2010 (Public Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), including without limitation, the Physician Payments Sunshine Act (codified as 42 U.S.C. § 1320a-7h), regulations relating to Good Clinical Practices and Good Laboratory Practices, the regulations promulgated pursuant to such laws and any comparable local, state, provincial, federal, national, supranational and foreign analog (collectively, the “Health Care Laws”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect; (ii) have not received any written notice from any court or arbitrator or governmental or regulatory authority or third party asserting non-compliance with any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Health Care Laws (“Health Care Authorizations”), except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) possess all material Health Care Authorizations and such Health Care Authorizations are valid and in full force and effect and are not in violation of any term of any such Health Care Authorizations, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) have not received written notice of any claim, action, suit, Proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation of the Company or any of its Subsidiaries is in violation of any Health Care Laws or Health Care Authorizations nor, to the Company’s knowledge, is any such claim, action, suit, Proceeding, hearing, enforcement, investigation, arbitration or other action threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Health Care Authorizations, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (vi) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. In addition, none of the Company or its Subsidiaries or any of their respective directors, officers, employees or, to the knowledge of the Company or its Subsidiaries, any agents is or, has been debarred, suspended or excluded, or has been convicted of any crime or, to the knowledge of the Company or its Subsidiaries, engaged in any conduct that would result in a debarment, suspension or exclusion from any federal or state government health care program or human clinical research, or to the knowledge of the Company or its Subsidiaries, is subject to any inquiry, investigation, Proceeding, or other similar action by a governmental authority that could reasonably be expected to result in any such debarment, suspension or exclusion.

(kk) No order suspending the distribution of the Securities or any other securities of the Company has been issued by any Canadian Authority and no Proceedings for that purpose have been initiated or are pending or, to the knowledge of the Company, threatened or contemplated by any Canadian Authority, and any request made to the Company on the part of any Canadian Authority for additional information has been complied with.

(ll) The Company is a “reporting issuer” in each of the Canadian Jurisdictions.

(mm) KPMG LLP, which has audited, among other things, the Company’s consolidated financial statements as of and for the year ended December 31, 2024 included in the SEC Reports and delivered their report with respect thereto, are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations, and also that they are independent accountants with respect to the Company under all relevant US professional and regulatory standards.

(nn) There are no transfer taxes or other similar fees, or charges under U.S. or Canadian federal laws or the laws of any state or province, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(oo) There are no reports or information that in accordance with the requirements of the Canadian Securities Laws must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; except for filings that must be made pursuant to the timelines set out in BC Instrument 72-503 – Distribution of Securities Outside British Columbia, there are no documents required to be filed as of the date hereof with the Canadian Authorities in connection with the offering of the Securities that have not been filed, as required.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Authority. Each Transaction Document to which the Purchaser is a party has been duly executed by the Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (i) and (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c) Investment Intent. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Securities hereunder for itself for investment purposes only. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; the Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Experience of The Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g) Acknowledgment of Risks.

(i) The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation: (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Securities; (ii) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Securities is extremely limited; (v) in the event of a disposition of the Securities, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its shares of Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the SEC Reports made by the Company with the Commission;

(ii) The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities; and

(iii) The Purchaser has, in connection with the Purchaser’s decision to purchase Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein, and the Purchaser has, with respect to all matters relating to the Transaction Documents and the offer and sale of the Securities, relied solely upon the advice of the Purchaser’s own counsel and has not relied upon or consulted any counsel to the Company.

(h) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(i) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of the Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Securities, and (z) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (each a “Trading Affiliate”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. The Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(j) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(k) Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(l) Reliance on Exemptions. The Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(m) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(n) Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchaser.

(o) Beneficial Ownership. The purchase by the Purchaser of the Securities issuable to it at the Closing will not result in the Purchaser (individually or together with any other Person with whom the Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) (when added to any other securities of the Company that it or they then own or have the right to acquire) acquiring, or obtaining the right to acquire, in excess of the Threshold Amount on a post transaction basis that assumes that such Closing shall have occurred. The Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of the Threshold Amount on a post transaction basis that assumes that each Closing shall have occurred.

(p) Residency. The Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) is located at the address immediately below the Purchaser’s name on its signature page hereto.

(q) Not Resident in Canada. The Purchaser is not a resident of Canada, has no present intention to become a resident of Canada. The purchase by and sale to the Purchaser of the Securities, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase or sale has occurred only in a jurisdiction outside Canada.

(r) Anti-Money Laundering Laws. The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is in compliance with the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control; (ii) the Purchaser is not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern subject to special measures under Section 311 of the USA PATRIOT Act, Pub. L. 107-56; (iii) to the Purchaser’s knowledge, the funds to be used to acquire the Securities are not derived from activities that contravene applicable anti-money laundering laws and regulations; (iv) the Purchaser is in compliance with all other applicable anti-money laundering laws and regulations and has implemented anti money laundering procedures that comply with applicable anti-money laundering laws and regulations, including, as applicable, the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107 56; and (v) to the best of its knowledge (A) none of the funds to be provided by the Purchaser are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and (B) upon the reasonable request of the Company, the Purchaser agrees to re-certify in writing the representations, warranties and covenants provided in this paragraph.

(s) No “Bad Actor” Disqualification Events. The Purchaser is not subject to any Disqualification Event under the Securities Act.

(t) No Foreign Investor. The Purchaser is not and is not Controlled by a “foreign person,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”). The Purchaser does not permit any foreign person affiliated with the Purchaser, whether affiliated as a limited partner or otherwise, to obtain through the Purchaser any of the following with respect to the Company: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company; (ii) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Company; (iii) any involvement, other than through the voting of shares, in the substantive decision making of the Company regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” of the Company (as defined in the DPA).

(u) Personal Information. The Purchaser acknowledges that the Company may deliver to the applicable securities regulatory authority or regulator in British Columbia certain personal information pertaining to the Purchaser, such information is being collected indirectly by the applicable securities regulatory authority or regulator under the authority granted to it in the applicable legislation under Canadian Securities Law, such information is being collected for the purposes of the administration and enforcement of the securities legislation of British Columbia and the Purchaser may contact the British Columbia Securities Commission with respect to questions about the security regulatory authority’s or regulator’s indirect collection of such information.

(v) Ownership. As of the date of this Agreement, the Closing Date and for the three years prior to the date of this Agreement, the Purchaser is not or has not been, as applicable, an “interested stockholder” (as defined in Section 203 of the General Corporation Law of the State of Delaware) of the Company.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act and Canadian Securities Laws, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and Canadian Securities Laws, and in compliance with any applicable state, provincial and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act or applicable state securities law. As a condition of any transfer other than transfers enumerated in (i), (ii) or (iii) in the immediately preceding sentence, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement with respect to such transferred Securities.

(b) Legends. Any certificates or book-entry notations shall bear (i) any legend as required by the “blue sky” laws of any state, and (ii) a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

THE OFFER AND SALE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

and (iii) until the expiry of the statutory imposed resale restrictions under applicable Canadian Securities Laws, a restrictive legend in substantially the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THE SECURITIES UNDERLYING THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED UNTIL [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE.].

(c) Removal of Legends. If requested by the Purchaser, the legends set forth in Section 4.1(b) above, other than the legend set forth in Section 4.1(b)(iii) as required under applicable Canadian Securities Laws, unless the applicable restrictive period has expired, shall be removed and the Company shall issue a book-entry notation (or certificate, as applicable) to such holder or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the effective registration statement registering the Securities for resale, the Purchaser agrees to only sell such Securities during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Securities are sold or transferred pursuant to and in compliance with Rule 144, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of any resale registration statement and (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, the Company shall cause the Transfer Agent to remove any restrictive legends on any Securities within two Business Days of such request. Any fees (with respect to the Transfer Agent, Company U.S. Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the effective date of any resale registration statement, or at such earlier time as a legend is no longer required for certain Securities, the Company will promptly, following the delivery by the Purchaser to the Company (with written notice to the Company) of (i) a legended certificate or book-entry notation representing the Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in the form necessary to affect the reissuance and/or transfer) and an opinion of counsel to the extent required by Section 4.1(a) (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate or book-entry notation free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates or book-entry notations subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC as directed by the Purchaser.

(d) Acknowledgement. The Purchaser acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. If a registration statement has been filed and remains effective, the Purchaser may sell the Securities in accordance with the plan of distribution contained in such registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. The Purchaser agrees that if it is notified by the Company in writing at any time that a registration statement registering the resale of the Securities is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Securities until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless the Purchaser is able to, and does, sell such Securities pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 4.1(d) and the Purchaser will indemnify and hold harmless each of such persons from any breaches or violations of this Section 4.1(d).

4.2 Furnishing of Information. In order to enable the Purchaser to sell the Securities under Rule 144, for a period of twelve (12) months from the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such twelve (12) month period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.

4.3 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. On or before 9:00 A.M., New York City time, on the second (2nd) Trading Day immediately following the date hereof, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement)). From and after the filing of the Current Report on Form 8-K, the Purchaser shall not be in possession of any material, non-public information regarding the Company or its Subsidiaries received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the Current Report on Form 8-K unless the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.4, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4.5 Reserved.

4.6 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.

4.7 Indemnification of Purchaser. Subject to the provisions of this Section 4.7, the Company will indemnify and hold the Purchaser harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that the Purchaser may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser in any capacity by any stockholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct, bad faith or malfeasance). Promptly after receipt by the Purchaser (the “Indemnified Person”) of notice of any demand, claim or circumstances which could reasonably be expected to give rise to a claim or the commencement of any action, Proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.7, the Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of the Indemnified Person to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such Proceeding, the Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to the Indemnified Person in such Proceeding; or (iii) in the reasonable judgment of counsel to the Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that the Company shall not be responsible for the fees and expenses of more than one counsel for the Indemnified Person. The Company shall not be liable for any settlement of any action, claim or Proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened Proceeding in respect of which the Indemnified Person is or could have been a party and indemnity could have been sought hereunder by the Indemnified Person, unless such settlement includes an unconditional release of the Indemnified Person from all liability arising out of such Proceeding.

4.8 Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Securities.

4.9 Blue Sky. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption from or to qualify the Securities for sale to the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).

4.10 Confidentiality After the Date Hereof. The Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as required by and described in Section 4.4 and (ii) this Agreement is terminated in full pursuant to Section 6.17. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchaser to Purchase Securities. The obligation of the Purchaser to acquire the Securities at the Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects as so qualified) as of the date hereof and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e) Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) Listing. The Company shall have made all required submissions to The Nasdaq Stock Market LLC regarding the Securities and shall have not received any notice objecting to the listing of the Securities from The Nasdaq Stock Market LLC.

(g) No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(h) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(i) Officer’s Certificate. The Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit D.

(j) Termination. This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.17 herein.

5.2 Conditions Precedent to the Obligations of the Company to sell Securities. The Company’s obligation to sell and issue the Securities to the Purchaser is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchaser contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects as so qualified) as of the date hereof, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e) Purchaser Deliverables. The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f) Listing. The Company shall have made all required submissions to The Nasdaq Stock Market LLC regarding the Securities and shall have not received any notice objecting to the listing of the Securities from The Nasdaq Stock Market LLC.

(g) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.17 herein.

ARTICLE VI.

MISCELLANEOUS

6.1 Fees and Expenses. The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchaser.

6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail or facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the e-mail address or facsimile number specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail or facsimile at the e-mail address or facsimile number specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, and (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Zymeworks Inc.
Suite 800 — 114 East 4th Avenue
Vancouver, British Columbia, Canada, V5T 1G4
Email: legal@zymeworks.com
Attention: Daniel Dex, Senior Vice President, Corporate Secretary and
General Counsel

With a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Telephone No.: (206) 883-2500
Facsimile No.: (206) 883-2699
Attention: Tony Jeffries and Bryan D. King

If to the Purchaser:	To the address set forth under the Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of the Transaction Documents that apply to the “Purchaser”.

6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights, unless such rescission or withdrawal would materially prejudice the Company.

6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. Except as expressly set forth in the Transaction Documents, the parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration of the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16 Adjustments in Share Numbers and Prices. In the event of any share split, subdivision, dividend or distribution to all stockholders of the Company payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.17 Termination. This Agreement may be terminated and the sale and purchase of the Securities abandoned at any time prior to the Closing by either the Company or the Purchaser upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.17 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.17 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section 6.17, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ZYMEWORKS INC.

By:	/s/ Kenneth Galbraith
Name: Kenneth Galbraith
Title: Chair, Chief Executive Officer and President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Gregory A. Ciongoli

/s/ Gregory A. Ciongoli

Purchase of Common Stock

Common Stock Subscription Amount: $4,988,300

Common Stock Purchase Price: $12.02

Shares of Common Stock to be Acquired: 415,000

Address for Notice:

Telephone No.:
Facsimile No.:
E-mail Address:
Attention:

Delivery Instructions:

(if different than above)

c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to Securities Purchase Agreement]

EXHIBITS

A:	Accredited Investor Questionnaire
B:	Book-Entry Questionnaire
C:	Form of Secretary’s Certificate
D:	Form of Officer’s Certificate
E:	Wire Instructions

INSTRUCTION SHEET

(to be read in conjunction with the entire Stock Purchase Agreement)

A.	Complete the following items in the Stock Purchase Agreement:

1.	Provide the information regarding the Purchaser requested on the signature page. The Stock Purchase Agreement must be executed by the Purchaser.

2.	Exhibit A – Accredited Investor Questionnaire:

Provide the information requested by the Accredited Investor Questionnaire

3.	Exhibit B – Book-Entry Questionnaire:

Provide the information requested by the Book-Entry Questionnaire

4.	Return the signed Stock Purchase Agreement to:

Cooper Cuene

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104

Tel: 206.331.2109

Email: ccuene@wsgr.com

B.	Instructions regarding the transfer of funds for the purchase of Common Stock are set forth on Exhibit E to the Stock Purchase Agreement.

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	Zymeworks Inc.

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of common stock, $0.00001 par value per share (the “Securities”), of Zymeworks Inc., a Delaware corporation (the “Corporation”). The Securities are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemption contained in Section 4(a)(2) of the Act and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A. BACKGROUND INFORMATION

Name of Beneficial Owner of the Securities:

Business Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (___)

If a corporation, partnership, limited liability company, trust or other entity:
Type of entity:
State of formation:		Approximate Date of formation:

Were you formed for the purpose of investing in the securities being offered?

Yes ____ No ____

If an individual:

Residence Address:___________________________________________________________________________________________________________
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (___)

Age: __________	Citizenship: ____________	Where registered to vote: _______________

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Corporation?

Yes ____ No ____

Social Security or Taxpayer Identification No.

PART B. ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Securities of the Company.

__ (1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

__ (2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

__ (3)	An insurance company as defined in Section 2(a)(13) of the Securities Act;

__ (4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

__ (5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

__ (6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

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__ (7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

__ (8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

__ (9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, a partnership, or a limited liability company, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

__ (10)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

__ (11)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

__ (12)	An investment advisor registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

__ (13)	An investment advisor relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisors Act of 1940;

__ (14)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000 (for purposes of this category, “investments” is defined in Rule 2a51-1(b) under the Investment Company Act of 1940);

__ (15)	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (i) with assets under management in excess of $5,000,000; (ii) that is not formed for the specific purpose of acquiring the securities offered; and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (that person must complete question 5 below in this questionnaire);

__ (16)	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements described in the item above and whose prospective investment in the Company is directed by such family office by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (that person must complete question 5 below in this questionnaire);

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___ (17)	A natural person whose individual net worth, or joint net worth with that person’s spouse (in each case, excluding the value of such person’s primary residence), at the time of his purchase exceeds $1,000,000;

___ (18)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

___ (19)	An executive officer or director of the Company;

___ (20)	A natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status, including but not limited to (1) General Securities Representative license (Series 7); (2) Private Securities Offerings Representative license (Series 82); (3) Investment Adviser Representative license (Series 65); or (4) another license that qualifies the undersigned under Rule 501(a)(10); or

___ (21)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

A.	FOR EXECUTION BY AN INDIVIDUAL:

_______	By
Date

Print Name:

B.	FOR EXECUTION BY AN ENTITY:

Entity Name:

_______	By
Date

Print Name:
Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

_______	By
Date

Print Name:
Title:

4

Entity Name:

_______	By
Date	Print Name:
Title:

5

EXHIBIT B

BOOK-ENTRY QUESTIONNAIRE

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Securities are to be registered in (this is the name that will appear on the book-entry notation(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Zymeworks Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Stock Purchase Agreement, dated as of [●], 2025, by and between the Company and the investor party thereto (the “Stock Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Stock Purchase Agreement.

1.

Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.

Attached hereto as Exhibit B is a true, correct and complete copy of the certificate of incorporation and bylaws, respectively (collectively, the “Constating Documents”). No amendments to the Constating Documents have been approved by the Board of Directors, or any committee thereof, or by the stockholders of the Company, or have been filed with the Secretary of State of the State of Delaware (the “Registrar”), and neither the Board of Directors (or any committee thereof) nor the stockholders of the Company have taken any action in contemplation of any amendment of or modification to the Constating Documents.

3.

Each person listed below has been duly elected or appointed to the position(s) indicated opposite his or her name and is duly authorized to sign the Stock Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
Kenneth Galbraith	Chair, Chief Executive Officer and President

Leone Patterson	Executive Vice President, Chief Business Officer and Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this ____ day of ____ 2025.

By: Daniel Dex
Title: Corporate Secretary

I, Kenneth Galbraith, Chair, Chief Executive Officer and President of the Company, hereby certify that Daniel Dex is the duly elected, qualified and acting Corporate Secretary of the Company and that the signature set forth above is his true signature.

By: Kenneth Galbraith
Title: Chair, Chief Executive Officer and President

EXHIBIT A

Resolutions

EXHIBIT B

Constating Documents

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

The undersigned, Kenneth Galbraith, Chair, Chief Executive Officer and President of Zymeworks Inc., a Delaware corporation (the “Company”), pursuant to Section 5.1(i) of the Stock Purchase Agreement, dated as of [●], 2025, by and among the Company and the investors signatory thereto (the “Stock Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Stock Purchase Agreement):

1.

The representations and warranties of the Company contained in the Stock Purchase Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case, such representations and warranties shall be true and correct in all respects as so qualified) as of the date when made and as of the date hereof, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

2.

The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of __________, 2025.

By: Kenneth Galbraith
Title: Chair, Chief Executive Officer and
President

EXHIBIT E

WIRE INSTRUCTIONS